UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 3, 2006

Piedmont Natural Gas Company, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

North Carolina	1-6196	56-0556998
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4720 Piedmont Row Drive, Charlotte, North Carolina		28210
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	704-364-3120

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

At the Annual Meeting of Shareholders on March 3, 2006, shareholders approved the Incentive Compensation Plan effective as of November 1, 2005. The plan provides for short-term and long-term incentive compensation payable in cash, stock options, restricted stock and other stock-based awards. A copy of the plan is attached as an exhibit to this Form 8-K.

Item 2.02 Results of Operations and Financial Condition.

On March 3, 2006, Piedmont Natural Gas issued a press release to report financial results for the first quarter ended January 31, 2006. A copy of the press release is attached as an exhibit to this Form 8-K.

Item 8.01 Other Events.

On March 3, 2006, Piedmont Natural Gas issued a press release to report the declaration of a cash dividend on common stock of 24 cents per share payable April 13, 2006, to holders of record on March 24, 2006. In this press release, we also reported that shareholders approved an amendment to our Articles of Incorporation to increase the number of authorized shares of Common Stock from 100 million to 200 million shares. A copy of the press release is attached as an exhibit to this Form 8-K.

The press release noted in Item 2.02 above also reaffirmed fiscal year 2006 earnings guidance of $1.20 to $1.35 per diluted share.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

10.1 Piedmont Natural Gas Company, Inc. Incentive Compensation Plan

99.1 Press Release - Piedmont Natural Gas Reports First Quarter Results

99.2 Press Release - Piedmont Natural Gas Increases Dividend for Twenty-Eighth Consecutive Year

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Piedmont Natural Gas Company, Inc.

March 3, 2006	By:	Barry L. Guy

Name: Barry L. Guy
Title: Vice President and Controller (Principal Accounting Officer)

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Exhibit Index

Exhibit No.	Description

10.1	Piedmont Natural Gas Company, Inc. Incentive Compensation Plan
99.1	Press Release - Piedmont Natural Gas Reports First Quarter Results
99.2	Press Release - Piedmont Natural Gas Increases Dividend for Twenty-Eighth Consecutive Year